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                                                                  EXHIBIT 23.2


                  Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report, on the Company's financial statements and schedules as of June 30, 1996 and 1995 and for the periods ended June 30, 1996, 1995 and 1994, and to all references to our Firm included in this registration statement.

Cincinnati, Ohio
  January 14, 1997
                                            Arthur Andersen LLP